UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

STREAMTRACK, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55140	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 28, 2014, Silberstein Ungar, PLLC (“Silberstein Ungar”) resigned as the independent registered public accounting firm of StreamTrack, Inc. (the “Company”). Silberstein Ungar’s audit reports on the Company’s financial statements for the years ended August 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended August 31, 2013 and 2012 and during the subsequent interim period preceding the date of Silberstein Ungar’s resignation, there were (i) no disagreements with Silberstein Ungar on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 28, 2014, the Company engaged KLJ & Associates, LLP (“KLJ”) to serve as its independent registered public accounting firm. During the years ended August 31, 2013 and 2012 and during the subsequent interim period preceding the date of KLJ’s engagement, the Company did not consult with KLJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage KLJ was approved by the Company’s board of directors.

The Company has requested Silberstein Ungar to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No .	Description

16.1	Letter from Silberstein Ungar

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: August 1, 2014	By:	/s/ Michael Hill
Michael Hill, Chief Executive Officer

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